EV Energy Partners, EnerVest Announce Joint Venture with Apache

HOUSTON, Sep 12, 2007 (BUSINESS WIRE) --

EV Energy Partners, L.P. (Nasdaq:EVEP) and certain institutional partnerships managed by EnerVest, Ltd., (EnerVest) have entered into a multi-year exploration joint venture agreement with Apache Corp. in Central and East Texas. The agreement covers zones below the Austin Chalk in more than 400,000 acres owned by EVEP and EnerVest.

EVEP and EnerVest will contribute the acreage and data, while Apache, as operator for these deeper zones, will contribute its exploration and operations expertise and the initial exploration capital.

"This is an exceptional deal for EVEP, EnerVest and Apache," said John B. Walker, EVEP Chairman and CEO. "Apache is an excellent exploration company, and we are excited about working with them and the added value from the additional exploration and development of the deeper potential of this acreage."

EVEP is a Houston-based publicly traded master limited partnership engaged in acquiring, producing and developing oil and gas properties. EVEP was formed in September 2006.

EnerVest, founded in 1992, acquires, develops and operates oil and gas fields on behalf of its institutional investors. EnerVest is also the general partner of the general partner of EVEP.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P.
Michael E. Mercer, 713-651-1144
Web site: http://www.evenergypartners.com